Form 8-K/A. Exhibit 16.1

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Letterhead of Yu & Associate CPA Corporation

October 23, 2008

Security and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549-7561

Dear Sir:

We have read Item 4.01 of China Prosperous Clean Energy Corporation’s (formerly Acropolis Precious Metals, Inc.) Form 8-K/A dated October 23, 2008 (date of filing) and agree with these statements made thereon as they related to our Company only.

Yours truly,

Yu & Associate CPA Corporation